UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Benjamin Marchive

On August 14, 2014, Mr. Benjamin Marchive notified the Board of Directors of Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (“Energy XXI”), of his resignation as Chief Operating Officer of Energy XXI, as well as from all other positions currently held as officer, director, trustee or any position with subsidiaries or affiliates of Energy XXI, effective October 1, 2014. Mr. Marchive indicated that his decision to retire was not a result of any disagreement with Energy XXI on any matter relating to its operations, policies or practices.

Change in Titles

On August 14, 2014, Energy XXI appointed John D. Schiller Jr. as Energy XXI’s President, adding this title to his current titles of Chairman of the Board of Directors and Chief Executive Officer, and appointed Antonio de Pinho, formerly serving as Executive Vice President, M&A, Joint Ventures and Technology, to Executive Vice President, Exploration and Production of Energy XXI.

Prior to his appointment as Chairman of the Board of Directors, President and Chief Executive Officer, Mr. Schiller, 55, served as Chairman of the Board of Directors and Chief Executive Officer since founding Energy XXI in 2005.

Prior to his appointment as Executive Vice President, Exploration and Production, Mr. Pinho, 47, served as Executive Vice President, M&A, Joint Ventures and Technology since June 2014 and as Senior Vice President, M&A, Joint Ventures and Technology since joining Energy XXI in September 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: August 14, 2014	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer